                                                                    Exhibit 21.1

             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP
                              LIST OF SUBSIDIARIES


ENTITY                                                  JURISDICTION
Behringer Harvard Hopkins, LLC                          Delaware
Behringer Harvard Northpoint I GP, LLC                  Texas
Behringer Harvard Northpoint I LP                       Texas
Behringer Harvard 7400 Tucson Way, LLC                  Colorado
Behringer Harvard 2800 Mockingbird GP, LLC              Texas
Behringer Harvard 2800 Mockingbird, LP                  Texas